WORLD CAPITAL FUNDING, INC.
                               INVESTMENT BANKING
                          1750 30TH STREET, SUITE 1176
                             BOULDER, COLORADO 80301
                      303/443-9170 o FACSIMILE 303/443-3589

August 21, 1996                                                     CONFIDENTIAL

Global Intellicom, Inc.
via fax:  (212) 317-9476
Attention:  David Mortman, Chairman

Dear Mr. Mortman:

      This letter confirms that Global Intellicom, Inc. ("the Company") has retained World Capital Funding, Inc. (WCF) on the terms and conditions set forth herein, as the Company's exclusive agents to arrange financing (the "Financing") as is defined in paragraph 1 for the Company. It is contemplated that the Financing will consist of the sale of up to 500,000 shares of the Company's Convertible Preferred Stock, $10 stated value, (such Preferred Stock being hereinafter referred to as the "Securities) for a realized value of $5,000,000.00 US Dollars. The securities offered in the first traunch (200,000) shall be known as the Company's Series A Convertible Preferred stock. The securities offered in the second traunch (300,000) shall be known as the Company's Series B Convertible Preferred stock.

      The shares shall be convertible to common stock at the option of the holder, after 41 days at a price equivalent to a twenty-five percent discount form the average high closing bid price for five days prior to the conversion or a thirty-five percent discount from the closing price on the day of the closing of this transaction, whichever is less.

1. Services to be Rendered.

      (a) The Company hereby retains WCF and authorizes WCF to act as its exclusive agent in connection with the placement of the Securities pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act"), provided by Regulation S promulgated under the Act ("Regulation S") and subject to the terms of this Agreement. In addition, WCF retains right of first refusal on any Regulation D financings for a period of ten (10) business days. If WCF elects to proceed with the Reg D funding, it shall commence funding within 7 business days of the 10 day first right of refusal period. Such appointment shall be effective (only if signed subscription agreements have been received for the Series A Convertible Preferred stock on or before August 30, 1996, and signed subscription agreements have been received for the Series B Convertible Preferred stock within 45 days of the closing of escrow for the Series A Convertible Preferred stock) for a period of 1 year from the date of delivery to WCF by the Company of the Offering Materials (as defined in Paragraph 4(a) hereof (the "Offering Period"). WCF shall be deemed to have satisfied all applicable time limit requirements by delivering signed subscription agreements by the deadline provided it has delivered the funds to the escrow agent 7 business days thereafter. WCF shall not be deemed as agent of the Company for any other purpose. The Company agrees that until the termination of this engagement letter it will not, directly or indirectly, seek to arrange or place any equity, debt or convertible security financing, without the express written consent of WCF. The proceeds shall be deposited with an escrow agent in a special account (the "Escrow Account") pursuant to an escrow agreement to be entered into between WCF, the Company and an escrow agent acceptable to WCF and the Company, and shall be paid, less WCF's Placement Fee and Expense Allowance (each as defined in Paragraph 2 below), to the Company at a closing or closings held with respect to the sale of the Securities (each a "Closing") against delivery of the appropriate amount of Securities sold.

      (b) It is contemplated that WCF, on the terms and conditions set forth herein, and subject to performance by the Company of all its obligations hereunder, the completeness and accuracy of the Company's representations and warranties set forth herein, and satisfactory completion of WCF's due diligence review, will use it's reasonable best efforts to place the Securities during the Offering Period (defined in Paragraph 1(a) above). WCF shall cause each person who seeks to purchase Securities to complete a subscription agreement containing customary representations, warranties and other information. The Company shall have the right to review each such subscription agreement prior to its agreement to sell Securities to such person; provided, however, that the Company shall accept the subscriptions from each subscriber who executes a subscription agreement indicating that it is a foreign "non-United States" person who compiles with the requirements for purchase under Regulation S. This engagement letter does not constitute an understanding or a commitment, express or implied, by WCF to provide the Financing from its own account.

2. Fees and Expenses.

      (a) As compensation for placing the Securities, the Company shall pay WCF a placement fee equal to 10% (the "Placement Fee") of the gross proceeds from the sale of the Securities placed by WCF. The Placement Fee with respect to each sale of Securities shall be payable in cash from the escrow account concurrently with each Closing. In addition, the Company shall issue to WCF 5,000 restricted shares of its common stock for every $1,000,0000 in fully paid subscriptions.

      (b) In addition to any other fees payable to WCF hereunder, if at any time commencing with the date hereof and ending 18 months after termination of this letter or the Closing (whichever is later) a party introduced to and acknowledged by the Company by WCF shall purchase or commit to purchase securities of the Company (which commitment the Company shall have accepted or shall subsequently accept), WCF shall receive as compensation the Placement Fee that would have been payable and issuable had such purchases occurred in connection with the Financing, regardless of the type of securities so purchased or the form of payment therefor.

      (c) It shall be the Company's obligation to bear all of its expenses in connection with the proposed Financing, including, but not limited to the following: printing and duplication costs, postage and mailing expenses with respect to the transmission of Offering Materials


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(defined in Paragraph 4 below), registrar and transfer agent fees, counsel, and accounting fees and issue and transfer taxes, any travel and hotel expenses, if any. The Company will be obligated to reimburse WCF for any such expenses incurred by it with respect to the Financing in an amount up to Thirty Thousand Dollars ($30,000), payable upon closing and presentation of an appropriate accounting, only if WCF has complied with the time limits set forth in paragraph 1(a).

3. Obligations Limited. WCF shall be under no obligation to make an independent investigation or inquiry as to any information regarding the Company or any representations of the Company and shall have no liability in regard thereto.

4. Offering Materials.

      (a) The Company agrees with WCF that the Company will as promptly as practicable deliver offering materials which shall include all filings made with the Securities and Exchange Commission since the beginning of the Company's last completed fiscal year and all other information with respect to the business and properties of the Company and any recent developments. Such offering material (the "Offering Material") shall comply with all applicable securities laws. The Company will be solely responsible for the contents of the Offering Material and any other written information provided to any offeree with the prior approval of the Company, and the Company represents that the Offering Materials will not, as of the date of the offer or sale of any Securities, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Company agrees to advise WCF promptly of the occurrence of any event or any other change, which results in the Offering Materials containing any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company authorizes WCF to provide the Offering Materials in the form provided by the Company to prospective purchasers of Securities.

      (b) The Company and WCF shall have the right to approve the Offering Materials and any other written communications form the Company or any person acting on its behalf, which could be deemed to constitute offering materials in connection with the offer and sale of the Securities.

      (c) The Company's financial and operational history, its capitalization, its present condition, financial and otherwise, assets and prospects, shall be as represented to WCF in the written material delivered to WCF by the Company. The Company shall supply WCF with such financial statements, contracts and other corporate records and documents as WCF shall deem necessary and it shall supply WCF counsel with all financial statements, contracts, documents and other corporate papers as may be reasonably requested. In addition, WCF shall be promptly and fully informed by the Company of any events which might have a material effect on the financial condition, results of operations, assets or prospects of the Company.


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5. Representations, Warranties and Covenants.

      (a) The Company represents and warrants that this letter has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company's enforceable against the Company in accordance with its terms except that enforcement may be limited for bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting the enforcement of creditors' rights generally and by general equity principles. The Company further represents and warrants that consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms, provisions or conditions of any written agreement to which it is a party.

      (b) The Company has not offered the Securities in the United States and no directed selling efforts have been made in the United States which could reasonably be expected to result in general preconditioning of the United States market for the Securities. Subject to the requirements of law, the Company shall not make any public announcement of the Financing without the prior written consent of WCF and in any event, shall make no such disclosure which could be deemed to cause the exemption from registration provided by Regulation S to become inapplicable.

6. Termination Payments. Except as to the nonrefundable payment made pursuant to Paragraph 2(b) hereof, neither WCF nor the Company shall be responsible for any expense of the other for any charges or claims related to the proposed Financing or otherwise if the sale of Securities contemplated by this letter is not consummated, except that if after the date of this letter but prior to the delivery of the Offering Materials the Company determines not to proceed with the offering contemplated by this letter, the Company shall promptly pay to WCF an amount equal to $10,000, and if after the delivery of the final Offering Materials the Company determines not to proceed with the offering contemplated by this letter, the Company shall promptly pay to WCF an amount equal to $25,000. Such amounts shall be in addition to any other fees and expense obligations then due or which may subsequently become due to WCF hereunder.

7. Indemnity; Contribution.

      (a) The Company agrees to indemnify and hold harmless WCF, and each person, if any, who controls WCF and their respective employees, officers and directors, their affiliates any controlling person of any of them (each an "indemnified party") from and against all claims, damages, losses, liabilities, costs and expenses (collectively, for purposes of this subparagraph (a), "liabilities" as the same are incurred (including, without limitation, any actual, legal or other expenses reasonably incurred in connection with investigating, preparing to defend or defending against any action, claim, suit or proceeding (including an investigation) commenced or threatened, or in appearing or preparing for pretrial proceeding such as a deposition)) which arises out of or in connection with this engagement letter, the performance of any services pursuant to this engagement letter or the Financing contemplated hereby (except in any event liabilities arising form acts or representations of WCF which have not been authorized by the Company or to the extent they arise out of or in conjunction with the use of information included in the


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Offering Materials which concerns WCF or the plan of distribution of the
Securities and which was provided in writing to the Company by WCF for inclusion therein.)

      (b) The party seeking indemnification shall promptly notify the Company by letter or telecopy or telegram, confirmed by letter, of any claim, suit, action or proceeding commenced or threatened to be commenced against such indemnified party promptly after such indemnified party shall have received actual notice thereof; provided, however that the failure by any indemnified party to give such notice shall not relieve any indemnifying party of its obligations hereunder except to the extent of actual prejudice directly resulting from such failure. The Company shall not be required to make reimbursement or payment of any settlement effected without its prior written consent, which consent shall not be unreasonably withheld.

      (c) In the event of the assertion against any indemnified party of any such claim or the commencement of any such suit, action or proceeding, the Company shall be entitled to participate in such suit, action or proceeding, and in the investigation of such claim, and, after written notice from the Company to the indemnified party, to assume the investigation or defense of such claim, suit, action or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding, the election of the Company to assume the defense or investigation of such claim, suit, action or proceeding, the indemnified party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, suit, action or proceeding, and the Company shall bear the expense of one such separate counsel, if (i) counsel to the indemnified party in good faith advises the indemnified party that use of counsel chosen by the Company could give rise to a conflict of interest and both are parties to the suit, (ii) the Company shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such litigation or proceeding, or (iii) the Company shall authorize the indemnified party to employ separate counsel at the expense of the Company.

      (d) If for any reason the foregoing indemnification is unavailable to the indemnified party or insufficient to hold the indemnified party harmless, the Company shall contribute to the amount paid or payable by the indemnified party as a result of such claim, suit, action, proceeding, damage, loss, liability, cost or expense for which indemnification is contemplated by paragraphs (a) and
(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the other party or parties on the other hand in connection with the matters covered by this engagement letter, or (ii) if the allocation provided by clause (iii) is not permitted by applicable law, in such proportion as is appropriate to select not only the relative benefits received by the parties from the placement of the Securities, but also the relative fault of the parties in connection with the statements or omissions which resulted in such claims, suits, actions, proceedings, damages, losses, liabilities, costs and expenses, as well as any relevant equitable consideration. The relative benefits received by the Company on the one hand and WCF on the other shall be deemed to be in the same proportion as the total proceeds from the placement of the Securities (net of the fees and expenses paid to WCF pursuant to Paragraph 2) received by the Company bears to the fees received by WCF pursuant to Paragraph 2. Relative fault of the Company, on the one hand, and of WCF, on the other, shall


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be determined by reference to, among other things, the parties' relative intent, knowledge and opportunity to correct or prevent such statement or omissions.

8. Notices. Any notice or other communication to be given to the Company hereunder may be given by delivering the same in writing to the address set forth above, and any notice or other communication to be given to WCF may be given by delivering the same to World Capital Funding, Incorporated, 1750 30th Street, Suite 1176, Boulder, Colorado 80301, Attention: Keith A. Mazer, President, or in each case, such other address of which a party shall have received notice. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date personally delivered.

9. Miscellaneous. This letter sets forth the entire understanding of WCF and the Company concerning the subject matter hereof and supersedes and prior communications, understandings and agreements between the parties. This letter cannot be changed, nor can any of it's provisions be waived, except by a writing signed by WCF and the Company. This letter shall be governed by the laws of the State of Colorado without regard to its conflict of laws provisions. The headings contained in this letter are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof. This letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Please executed a copy of this letter to confirm your agreement in connection with the proposed offering referred to herein. This letter constitutes a letter of intent only and except for Paragraphs 2, 6 and 7 hereof no provision of this letter shall be binding on any party unless the financing is consummated. You acknowledge and agree that there shall be no binding commitment upon either WCF or the Company to proceed with the Financing.

                                    Very truly yours,

                                    WORLD CAPITAL FUNDING, INCORPORATED


                                    By: ______________________________________
                                                Keith A. Mazer, President

The terms set forth in the foregoing letter are agreed to and accepted by us:
Global Intellicom, Inc.


By:  ___________________________________
      N. Norman Muller, Chairman


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